Exhibit 5.2

3 October 2014
Prudential plc	Your reference
Laurence Pountney Hill
London EC4R 0HH	Our reference
GO/HJZB

Direct line
+44(0) 20 7090 3299

Dear Sirs,

Prudential plc (the “Company”)

Senior Debt Securities (“Senior Debt Securities”), Subordinated Debt Securities

(“Subordinated Debt Securities”) (together with the Senior Debt Securities, the “Debt

Securities”), Preference Shares and American Depositary Receipts to be

issued by the Company under a US Registered Shelf Facility (the “Facility”)

We have acted as English solicitors to the Company. This opinion as to English law as at today’s date is addressed to you in connection with a registration statement on Form F-3, as filed on 3 October 2014 with the United States Securities and Exchange Commission (the “Commission”) by the Company under the United States Securities Act 1933, as amended (the “Securities Act”) and which relates, inter alia, to the offer and sale of Debt Securities and Preference Shares by the Company (the “Registration Statement”). Senior Debt Securities will be issued under the Facility under the Senior Indenture (as defined below) and Subordinated Debt Securities will be issued under the Facility under the Subordinated Indenture (as defined below), in each case as supplemented from time to time.

This opinion is delivered to you in connection with issues from time to time of Debt Securities by the Company and the Preference Shares for or into which the Debt Securities may be exchanged or converted.

For the purposes of this opinion, we have examined copies of the following documents:

(a)	the Subordinated Indenture dated 8 September, 2008 between the Company as issuer and Deutsche Bank Trust Company Americas as subordinated trustee, in the form filed as an exhibit to the registration statement on Form F-3 (No. 333-153367) (the “2008 Registration Statement”) and as incorporated by reference into the Registration Statement (the “Subordinated Indenture”);

(b)	the Senior Indenture dated 8 September, 2008 between the Company as issuer and Wilmington Trust Company as trustee, in the form filed as an exhibit to the 2008 Registration Statement and as incorporated by reference into the Registration Statement (the “Senior Indenture”),

(the Indentures described in (a) and (b) above, as supplemented from time to time, are referred to in this opinion letter as the “Indentures”);

(c)	the Registration Statement on Form F-3, which, for the avoidance of doubt, includes the prospectus relating to the Facility (the “Prospectus”); and

(d)	a certificate dated 3 October 2014 of the Company Secretary (the “Secretary’s Certificate”) having annexed thereto:

(i)	a copy of the Memorandum and Articles of Association of the Company certified by the Company Secretary as a true, complete and up to date copy; and

(ii)	a copy of the minutes of a meeting of the Board of Directors of the Company held on 23 September 2014 and a copy of the minutes of a meeting of a committee of the Board of Directors of the Company held on 29 September 2014, each certified by the Company Secretary as a true and up to date copy.

This opinion sets out our opinion on certain matters of English law as at today’s date and the opinion set out herein is based on English law in force and applied by English courts as at the date of this opinion.

We have not made any investigation of, and do not express any opinion on, the laws of any jurisdiction other than England and neither express nor imply any opinion as to any other laws, in particular the laws of the State of New York and of the United States of America.

Expressions defined in the Indentures shall have the same meanings when used in this opinion.

We have assumed:

(i)	the conformity to original documents of all copy (including electronic copy) documents examined by us;

(ii)	that all signatures on the executed documents which, or copies of which, we have examined are genuine;

(iii)	the capacity, power and authority of each of the parties (other than the Company) to execute, deliver and perform its obligations under each of the Indentures;

(iv)	the accuracy and completeness of all statements made in the Secretary’s Certificate and the documents referred to therein and that such certificate and statements remain true, accurate and complete as at the date of this opinion and as at each date on which Debt Securities are, from time to time, issued;

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(v)	that the copy of the Memorandum and Articles of Association of the Company examined by us is complete and up to date and would, as at today’s date, comply, with respect to the Articles of Association, with section 36 of the Companies Act 2006;

(vi)	that the directors of the Company have complied with their duties as directors insofar as relevant to this opinion;

(vii)	that no law of any jurisdiction outside England would render the execution or delivery of the Indentures or the Debt Securities illegal or ineffective and that, insofar as any obligation under any Indenture is performed in, or is otherwise subject to, any jurisdiction other than England and Wales, its performance will not be illegal or ineffective by virtue of the law of that jurisdiction;

(viii)	that the Debt Securities will, upon issue, be duly executed, delivered and authenticated in accordance with the provisions of the relevant Indenture and the Debt Securities will not be inconsistent with any applicable prospectus supplement;

(ix)	that the Preference Shares will be issued in accordance with the provisions of the relevant Indenture and will not be inconsistent with any applicable prospectus supplement or any resolutions of the Board of Directors (or of a duly constituted committee thereof) passed subsequent to the date hereof;

(x)	that (a) the information disclosed by our searches on 3 October 2014 of the Companies House database (CH Direct) and by telephone of the Central Registry of Winding-up Petitions on 3 October 2014 in relation to the Company (the “Searches”), was then complete, up to date and accurate and has not since then been altered or added to and (b) those Searches did not fail to disclose any information relevant for the purpose of this opinion.

(xi)	that (a) no proposal has been made for a voluntary arrangement, and no moratorium has been obtained, in relation to the Company under Part I of the Insolvency Act 1986, (b) the Company has not given any notice in relation to or passed any winding-up resolution, (c) no application has been made or petition presented to a court, and no order has been made by a court, for the winding-up or administration of the Company, and no step has been taken to strike off or dissolve the Company, (d) no liquidator, administrator, receiver, administrative receiver, trustee in bankruptcy or similar officer has been appointed in relation to the Company or any of its assets or revenues, and no notice has been given or filed in relation to the appointment of such an officer, and (e) no insolvency proceedings or analogous procedures have been commenced in any jurisdiction outside England and Wales in relation to the Company or any of its assets or revenues;

(xii)

that none of the parties to the Indentures and Registration Statement has taken or will take any action in relation to the Debt Securities (a) which constitutes carrying on, or purporting to carry on, a regulated activity in the United Kingdom in contravention of

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Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) (within the meaning of the FSMA) or (b) in consequence of anything said or done by a person in the course of carrying on or purporting to carry on a regulated activity (within the meaning of the FSMA) in the United Kingdom in contravention of that Section;

(xiii)	that no amendment has been, or will be, made to either of the Indentures or to the Registration Statement as filed on the date hereof;

(xiv)	that (except so far as permitted by Section 21 of the FSMA or applicable regulations or rules made under the FSMA) no agreement to engage in investment activity (within the meaning of section 21(8) of the FSMA) in connection with any of the Debt Securities has been or will be entered into in consequence of an unlawful communication (within the meaning of section 30 of the FSMA);

(xv)	that none of the Debt Securities or Preference Shares will be offered or sold to persons in the United Kingdom except in circumstances that will not result in an offer to the public in the United Kingdom contrary to section 85(1) of the FSMA;

(xvi)	that any party to the Indentures which is subject to the supervision of any regulatory authority in the United Kingdom has complied and will comply with all the requirements of such regulatory authority in connection with the issue, offer and sale of the Debt Securities; and

(xvii)	that the Indentures and the Debt Securities (when executed, authenticated and delivered in accordance with the Indentures) constitute, and will constitute, (as the case may be) valid, binding and enforceable obligations of the parties thereto under the laws of the State of New York and that the Indentures and the Debt Securities have the same meaning and effect as they would have if they were governed by English law.

Based on and subject to the foregoing and subject to the reservations mentioned below and to any matters not disclosed to us, we are of the following opinion:

1.	The Company is a public limited company which has been duly incorporated and is validly existing.

2.	The Company has the capacity and power to execute and deliver the Indentures and to exercise its rights and perform its obligations thereunder.

3.	All necessary corporate action has been taken by the Company to authorise the execution and delivery of the Indentures and the exercise of its rights and performance of its obligations thereunder.

4.	Any final and conclusive judgment against the Company for a definite sum of money entered by a court of the State of New York in any suit, action or proceedings arising out

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of or in connection with the obligations of the Company under the Indentures would be enforced by the English courts, without re-examination or re-litigation of the matters adjudicated upon, provided that:

(a)	the judgment was not obtained by fraud;

(b)	the enforcement of the judgment would not be contrary to English public policy (and enforcement of a judgment for liability founded on Federal or State securities laws of the United States may be contrary to public policy);

(c)	the judgment is not of a public nature;

(d)	the judgment was not obtained in proceedings which were brought in breach of Section 32 of the Civil Jurisdiction and Judgments Act 1982;

(e)	the judgment was not obtained in proceedings contrary to natural justice;

(f)	the judgment is not inconsistent with an English judgment in respect of the same matter;

(g)	the judgment is not for multiple damages;

(h)	enforcement proceedings are instituted within six years after the date of the judgment;

(i)	the foreign court had jurisdiction according to the English rules on private international law;

(j)	an English Court may refuse to give effect to any provision in an agreement which would involve the enforcement of foreign taxation or penal laws; and

(k)	any undertakings or indemnities in relation to United Kingdom stamp duties given by the Company may be void under the provisions of Section 117 of the Stamp Act 1891 of the United Kingdom (as amended).

A foreign judgment may be “final and conclusive” though it is subject to appeal.

5.	The execution and delivery of the Indentures by the Company and the exercise of its rights and the performance of its obligations thereunder:

(a)	are not, as at the date hereof, prohibited by any law or regulation applicable to English companies generally or by the Memorandum or Articles of Association of the Company; and

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(b)	do not require, as at the date hereof, under any law or regulation applicable to English companies generally, any order, permission, authorisation, approval or consent from, or filing or registration with, any public authority or governmental agency in England.

6.	The choice of the law of the State of New York as the governing law of the Indentures (except for the provisions set out in Section 2.01 and Section 13.01 of the Subordinated Indenture) is a valid choice of law. English law will treat the validity and binding nature of the obligations contained in the Indentures (except for the provisions set out in Section 2.01 and Section 13.01 of the Subordinated Indenture) as being governed by the law of the State of New York.

7.	The Board of Directors of the Company are duly authorised to allot up to US$20 million, €20 million and £20 million in aggregate nominal amount of Preference Shares under Section 551 of the Companies Act 2006 until 14 May 2019 (after which time the Directors must seek the approval of the shareholders of the Company to renew their authority to allot). The Preference Shares, when allotted and issued either directly or by exchange for the Debt Securities, in each case, in accordance with the terms of the Debt Securities and the Indentures will:

(a)	be validly issued and will be fully paid and not subject to any calls for further funds; and

(b)	not be subject to any pre-emption rights of any shareholder of the Company.

8.	The statements in the Prospectus under the headings “Description of the Senior Debt Securities”, “Description of the Subordinated Debt Securities” and “Description of the Preference Shares”, insofar as such statements constitute a general summary of current English law, are a fair summary of the matters referred to therein.

Our reservations are as follows:

(A)	We express no opinion on European Union law as it affects any jurisdiction other than England.

(B)	Where the parties have agreed to submit to the exclusive jurisdiction of the courts of any place outside England and Wales, the English courts would accept jurisdiction only in the most exceptional circumstances.

(C)	If an English court assumes jurisdiction:

(i)	it would not apply the laws of the State of New York if:

(a)	the laws of the State of New York were not pleaded and proved; or

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(b)	to do so would be contrary to English public policy or mandatory rules of English law; or

(c)	to do so would give effect to a foreign penal, revenue or other public law; and

(ii)	it may have regard to the law of the place of performance of any obligation under the Indentures which is to be performed outside England and Wales. It may refer to that law in relation to the manner of performance and the steps to be taken in the event of defective performance.

(D)	There is doubt as to the enforceability in England, in original actions or in actions for the enforcement of judgments of United States courts, of liabilities predicated solely upon the Federal or State securities laws of the United States.

(E)	Undertakings and indemnities contained in the Indentures may not be enforceable before an English court insofar as they purport to require payment or reimbursement of the costs of any unsuccessful litigation brought before an English court.

(F)	Laws relating to insolvency, liquidation, administration or other laws or procedures affecting generally the enforcement of creditors’ rights may affect the obligations of the Company under the Indentures, the Preference Shares or the Debt Securities and the remedies available.

(G)	The exercise of certain of the Company’s rights and obligations under the Debt Securities and Preference Shares is, as at today’s date, subject to the Company obtaining the approval of or consent from the United Kingdom Prudential Regulation Authority (the “PRA”) (including in the form of a waiver) and to such other or further conditions as the PRA may impose from time to time.

(H)	We express no opinion as to whether specific performance or injunctive relief, being equitable remedies, would be available in respect of any obligations of the Company.

(I)	Except as specifically provided in paragraph 8 above, we have not been responsible for investigating or verifying the accuracy of the facts, including statements of law, or the reasonableness of any statements of opinion contained in the Registration Statement (including any amendments or supplements thereto, including any prospectus supplement) or whether any material facts have been omitted from it. Accordingly, we express no opinion as to whether the Registration Statement (or any part thereof) contains all the information required to be contained in any of them or whether the persons responsible for the Registration Statement have discharged their obligations in relation to the information contained in or disclosed by the Registration Statement.

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(J)	The Searches are not conclusive as to whether or not insolvency proceedings have been commenced in relation to the Company or any of its assets. For example, information required to be filed with the Registrar of Companies at Companies House or the Central Registry of Winding up Petitions is not in all cases required to be filed immediately (and may not be filed at all or on time); once filed, the information may not be made publicly available immediately (or at all); information filed with a District Registry or County Court may not, and in the case of administrations will not, become publicly available at the Central Registry; and the Searches may not reveal whether insolvency proceedings or analogous procedures have been commenced in jurisdictions outside England and Wales.

This opinion is to be governed by and construed in accordance with English law. This opinion is being provided to you in connection with the issue, from time to time, of the Debt Securities and the Preference Shares under the Facility and may not be reproduced, quoted, summarised or relied upon by any other person or for any other purpose without our express written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the paragraphs under the headings “Limitations on Enforcement of U.S. Laws Against Us, Our Management and Others” and “Legal Opinions” in the Prospectus that forms part of the Registration Statement without admitting that we are “experts” under the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement or Prospectus, including this exhibit.

To the extent permitted by applicable law and regulation, you may rely on this opinion only on the condition that your recourse to us in respect of the matters addressed in this opinion is against the firm’s assets only and not against the personal assets of any individual partner. The firm’s assets for this purpose consists of all assets of the firm’s business, including any right of indemnity of the firm or its partners under the firm’s professional indemnity insurance policies, but excluding any right to seek contribution or indemnity from or against any partner of the firm or person working for the firm or similar right.

Yours faithfully,

/s/ Slaughter and May

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